EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is entered into on this 1st day of October, 1997, between WEBQUEST INTERNATIONAL, INC., a Nevada corporation, (hereinafter referred to as "Employer") and Kirk Johnson (hereinafter referred to as "Employee"), to be effective as of October 1, 1997.

                                                    WITNESSETH:

         WHEREAS, Employer and Employee desire to enter into this Employment Agreement to employ Employee and to set forth the rights and duties of the parties hereto.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties agree as follows:

         1. Employment Agreement. The Employer hereby agrees to employ Employee, and
Employee hereby agrees to serve as such Employee upon the terms and conditions hereinafter set
forth.

         2. Term of Employment. Subject to the provisions for terminatio as hereinafter provided, the term of all employment shall commence as of the date of this Agreement and shall end October 1, 1999 (2) years from that date. At the end the term hereof, this Agreement may be renewed by mutual agreement of the parties.

         3. Duties of Employer. Employer agrees to provide Employee with each of the following items and services, as deemed appropriate by Employee, to be paid fo and/or
compensated by Employer:

         a. A modem and up-to-date computer system and monitor and related hardware and software with compatible and necessary telephone lines.

         b. Secretarial and support staff as may be necessary in the discretion of Employee and agreed upon by the Employer for the performance of his duties.

         c. Employer shall also provide Employee with the compensation and benefits more particularly set forth below in this Agreement.

         4.       Employee's Position and Duties.  Employee agrees as follows:

         a. Employee shall initially as directed by the Board of Directors assume responsibility as Vice-President, Secretary and Treasurer and Webquest International, Inc. and
 the management
and supervision thereof, and shall perform any other duties relating to Employer's operations

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which may from time to time be assigned by the Board of  Directors  and governed by the Bylaws of Webquest International, Inc., for the successful operation of Employer's business.

         b. During the term of this Employment Agreement, Employee shall, in good faith, devote his best efforts and full time to his employment and perform diligently and in good faith such duties as are or may be from time to time required by the Employer, which duties shall be consistent with his position as set forth above; it being understood and acknowledged that, the terms "best efforts" and "full time" mean such effort and time commitment as is necessary to achieve the success of the business.

         c. Employee shall not, without the prior written consent of Employer, directly or indirectly, during the term of this Agreement, whether the compensation or otherwise, render services of a business, professional or commercial nature to any person or firm that is engaged in a business similar to that of the Employer.

         5. Compensation and Benefits. During the term of employment hereunder, Employer shall compensate Employee as follows:

         a. Signing Bonus. For all services he may render to Employer during the term of this Agreement, Employee shall receive from Employer as a signing bonus, options to purchase Ten Thousand (10,000) registered shares of Employer's $.001 par value common stock at an exercise price equal to the current value of eleven and 6/10 cents ($.116) per share for such stock that vests on the dates set forth below. Employer represents and warrants to Employee that the Ten Thousand (10,000) shares of stock shall be fully transferable except for any restrictions imposed on "affiliates" of Employer under Rule 144 of the Securities Act of 1933, hereafter referred to in this Agreement as "restricted Rule 144 stock".

         b. Salary. From October 1, 1997 through November 30, 1997, Employee shall receive from Employer, in leu of salary, options to purchase Two Thousand Five Hundred (2500) registered shares of Employer's $.001 par value common "restricted Rule 144 stock" at an exercise price equal to the current value of eleven and 6/10 cents ($.116) per share for such stock that vests on the dates set forth below. The stock options will be accrued at a rate of Two Thousand Five Hundred (2500) shares per week and be received monthly commencing on the Effective Date and continuing through November 30, 1997. Starting December 1, 1997, the Employee has the option to continue receiving stock option in leu of salary at the rate above and continuing throughout the term of the Agreement or to receive a salary of Two Thousand Dollars ($2,000) per week, payable bi-weekly the Employee must submit his salary option in writing one week before the next pay period. The Employee may opt at any time after December 1, 1998 to take his salary of Two Thousand Dollars ($2,000) per week, payable bi-weekly, continuing throughout the term of this Agreement, provided his option is submitted one week before the next pay period.

                           Date of Vesting                      Option Shares
                           Agreement Effective                   10,000

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



                           October 31, 1997                         10,000
                           November 30, 1997                       10,000

vesting will continue monthly at the above rate.

         c. Stock Options. Employer hereby grants to Employee options to purchase One Hundred Fifty Thousand (150,000) registered shares of Employer's $.001 par value common stock at an exercise price equal to the current value of eleven and 6/10 cents ($.116) per share that vests on the effective dates as set forth below. Employer represents and warrants to Employee that the One Hundred Fifty Thousand (150,000) shares of stock shall by fully transferable except for any restrictions imposed on "affiliates" of Employer under Rule 144 of the Securities Act of 1933, hereafter referred to in this Agreement as "restricted Rule 144 stock."

                           Date of Vesting                       Option Shares
                           October 1, 1998                           75,000
                           October 1, 1999                       75,000

                  i. Any vested option may be exercised with respect to all or any part of the shares optioned until the expiration of five (5) years from the respective applicable vesting date, the respective option shall lapse unless Employee is still employed by Employer.

                  ii. Once the respective options vests, they will not lapse for any reason until the specified date. However, on the respective applicable vesting date, the respective option shall lapse unless Employee is still employed by Employer.

                  iii. Notwithstanding the forgoing, any vested option shall expire and the right to purchase share thereunder shall cease two (2) years after the date of death of Employee, if death occurs at a time when Employee otherwise had a right to exercise any options granted hereunder.

                  iv. The options shall be nontransferable by Employee other than to a revocable living trust in which Employee is a grantor, or by Will or by laws of descent and distribution, and shall be exercisable during the lifetime of Employee only by him or any revocable living trust to which Employee has transferred the option.

                  v. The options may be exercised by delivering written notice to Employer pursuant to section 12 of the number of shares with respect to which the option rights are being exercised, and payment in an amount equal to the purchase price of the shares to be purchased at that time. Payment for the shares purchased shall be made in cash or by cashier's check.

                  vi. The issue and sale of the shares of stock upon the exercise of the option shall be subject to full compliance with all then applicable requirements of law, the Securities and Exchange Commission and any other regulatory agencies having jurisdiction, and of any exchange upon which the stock of the Employer may by listed.


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



         d. Group Medical and Life Insurance. There is no Group Medical or Life Insurance at this time. Group Medical and Life Insurance under the terms of any group insurance plan that may be created by a compensation committee to be established by the Board of Directors and maintained by Employer from time to time. Benefits under such plan may include, but not limited to, such group health, life, dental, vision, disability and supplemental life insurance benefits.

         e. Retirement Plans. Participation in any profit sharing plan, pension plan, 401(k)
plan, or other retirement plan that may be created by a compensation committee to be established
by the Board of Directors and maintained by Employer, subject to the provisions of the respective
plans.

         f.       Vacations.  Employee shall be entitled to reasonable vacation.

         g. Expense Reimbursement. Employer shall reimburse Employee for all reasonable expenses incurred by Employee in performing Employee's duties under this agreement, including but not necessarily limited to, expenses for entertainment, travel, meals, lodging and similar items, all of which are to be reimbursed to Employee on a monthly basis.

         h. Disability Benefits. There are no disability benefits at this time. The company nay adopt disability benefits at some time in the future as set out by the compensation committee
and approved by the Board of Directors.

         6.       Events of Termination of Employment.

         a. For Cause. The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by the Employer only upon a showing of cause, upon thirty
(30) days' written notice of termination is delivered to the Employee. Cause is defined as follows:

                  i. An act or omission in the course of Employee's duties which is dishonest or fraudulent;
                  ii. An act or omission which constitutes willful misconduct or gross negligence in the performance of duties or assignment;
                  iii.     A breach if this Agreement by Employee;
                  iv. A breach of any term of the Plan and Agreement of Reorganization, including without limitation, the non competition provision.
                  v. The continuous substandard performance and/or inattention to duties required by this Agreement as determined in the sole discretion of Employer; and
                  vi. Engaging in compensation with the Employer by Employee without the prior express written consent of Employer.

         b. Written Cause. Employer may also, at any time, at its election, upon thirty (30) days written notice to Employee, terminate this Agreement prior to the Scheduled Expiration Date

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



and the term of Employee's employment for any reason not set forth in Section 5a above, including but not limited to, the death or disability of Employee, which event shall constitute a termination hereunder "without cause."

         c. Disability or Death. The employment of Employee under this Employment Agreement, and the term hereof, shall be terminated by the death or partial or total disability of Employee. For the purposes hereof, the term "disability" is hereby defined to mean any mental or physical disability which renders Employee unable to perform his duties or assignment as determined by the Board of Directors of Employer, in the sole judgement and discretion of said Board as determined by a majority vote of the members thereof.

         d. Voluntary Resignation by Employee. The employment of Employee under this Employment Agreement, and the term hereof, will be terminated by the voluntary resignation of Employee. In such event, Employee shall provide Employer with written notice of his intent to resign of a minimum of thirty (30) days.

         7. Compensation Upon Early Termination. Employer shall pay to Employee the
Termination Compensation set forth below upon the early termination of this agreement.

         a. Termination for Cause. Upon any termination of this Agreement by Employer for cause set forth in subsection 6a above, Employee shall be entitled to receive all compensation and
benefits accrued for services performed through the date of such termination.

         b. Termination Without Cause. Upon any termination of this Agreement without cause as set forth in subsection 6b above, Employee shall be entitled to the compensation set
forth below.

         i. Employer shall pay to Employee an amount equal to the Employee's total base salary payable for a six (6) month period.

         ii. All of Employee's unvested stock options pursuant to subsection 5b and 5c shall immediately vest and be exercisable.

         8. Voluntary Resignation by Employee. Upon any termination of this Agreement by the voluntary resignation of Employee, as set forth in subsection 6d above, then Employee shall still be entitled to only stock options vested prior to resignation on the conditions specified in subsection 5b and 5c.

         9. Compensation Upon Transfer of Control or Sale. In the event of a "Transfer of Control" as hereafter defined, Employer shall pay to Employee the compensation set forth in subsection 7b above, concurrently with the effective date of the transfer of control. As used in this subsection, the term "transfer of control" shall mean (a) a change in control of the company of a nature that would have to be recorded under the terms of the Securities and Exchange Act of 1934, or any regulation issued and promulgated pursuant to that law; or (b) the election at any

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



time of a majority of directors to the Board of Directors of Employer (together or separately) whose election is opposed by management.

         10. Covenant of Confidentiality. Employee acknowledges and recognizes that in the course of his employment with Employer he will become acquainted with confidential information of the Employer relating to the conduct of Employer's business. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer.

         11. Indemnification. Employer shall indemnify, defend, and hold harmless Employer when Employee is a party or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, resulting directly or indirectly from (1) any alleged acts or omissions of Employee while acting in the course and scope of Employee's duties for Employer, and (2) any alleged acts of omissions of Employee while acting in the course and scope of Employee's duties, or while serving at the request of Employer as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, from all liability, cost, judgement, damages, losses and expenses, including attorney's fees and court costs, fines, and amounts paid in settlements with any such action, lawsuit, or proceeding. Employee shall give Employer prompt notice of any claim for which Employer is to indemnify, defend, and hold Employee harmless. The determination of liability for Employer for indemnification of Employee shall be made pursuant to the then existing provisions of federal and Nevada law as may be applicable, the intent of this indemnification being to provide Employee with the most comprehensive indemnification protection permitted by law. Employer shall, when economically reasonable, be required to purchase and maintain insurance on behalf of Employee within the course and scope of his duties as an officer, director, employee or agent of Employer, including attorney's fees and costs.

         12.      Miscellaneous.

         a. Waiver. If in one or more instances either party fails to insist that the other party perform any of terms of this Agreement, such failure shall not be constructed as a waiver by such
party of any past, present, or future right granted under this Agreement; the


         b. Survival. The obligation contained in Sections 6, 7, 10, and 11 hereof shall survive the termination of this Agreement. In addition, the termination shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of this Agreement, or which may arise by any event causing the termination of this Agreement.

         c. Assignment. Neither Employer nor Employee may assign any rights or obligations under this Agreement without prior written approval of the other party.
  Notwithstanding the
foregoing, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.


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



         d. Severability. If any provision, paragraph, or subparagraph of this Agreement is adjusted by any court to be voided or unenforceable in whole or part, such adjudication shall not affect the validity of the remainder of this Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph and subparagraph of this Agreement is separate from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

         e. Applicability. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors, assigns, executors, administrators and personal
representatives.

         f. Notice. All notices required or permitted to be given by law or by the terms of this Agreement shall be in writing and shall be given by (1) personal service of a copy to the party to be served, or (2) seventy-two (72) hours after mailing of such written notice by certified or registered mail, postage prepaid, receipt for delivery requested, addressed to the party to be served and properly deposited in the United States mail. Notices shall be given to the parties at the addresses listed below the parties' signatures to this Agreement. Any changes in the address of either party shall be given by the party making such changes to the other party in the manner provided above. Thereafter, all notices shall be given in accordance with the notice of change of address. Notices given before actual receipt of the notice of change of address shall not be invalidated by any such change.

         g. Complete Understanding. This Agreement constitutes the entire and complete understanding between the parties, all prior representations or agreements having been merged
into this Agreement. Employee acknowledges and agrees that he has had a full and adequate opportunity to consult with legal counsel prior to executing this Agreement.

         h. Attorney's Fees. If either party to this Agreement breaches any of the terms of this Agreement, such breaching party shall pay to the other party all of such other party's costs and expenses, including attorney's fees, incurred by that party ___ enforcing the terms of this Agreement.

         i. Modification. No alteration of modification to any of the provisions of this
Agreement shall be valid unless made in writing and signed by both parties.

         j. Captions. The Captions inserted herein have been inserted for convenience only and are not to be considered when constructing the provisions of this Agreement.

         k. Governing Law. This Agreement and all the rights and obligations hereunder shall be governed by and constructed pursuant to the laws of the State of Nevada in effect from time to time. The parties hereby agree that all litigation resulting under this Agreement shall be under the sole and exclusive jurisdiction of the Second Judicial District of the State of Nevada in and for the County of Washoe, and parties hereby submit to the exclusive jurisdiction of such court and venue therein.

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



         l. Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed and original, but all such counterparts together shall constitute but one in the same instrument. Executed copies of this Agreement may be delivered by telefacsimile, and delivery of executed telefacsimile copies to the parties and their counsel shall be deemed to be a delivery of a duplicate original and sufficient delivery to result in entry to this Agreement by the transmitting party; however, that within ten (10) days thereafter a signed duplicate original shall be forwarded to the party to whom a telefacsimile copy was forwarded.

         m. Further Assurances. Employer and Employee agree to execute and deliver such additional instruments and documents and to take such actions as may be necessary in order to carry out the intent of this Employment Agreement.



DATED:                                                   DATED:

EMPLOYEE:                                    WEBQUEST INTERNATIONAL, INC.,



                                                         By:
Kirk Johnson                                             Robert Horn
                                                       Chairman / CEO

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